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                                  EXHIBIT 12(a)

                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)



                                                                          SIX MONTHS ENDED
                                                                            JUNE 30, 2001
                                                                          ----------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting change                  $  2,465
                                                                            --------

Fixed charges:
      Interest expense                                                         7,692
      One-third of rents, net of income from subleases (a)                       115
                                                                            --------
Total fixed charges                                                            7,807
                                                                            --------

Less:  Equity in undistributed income of affiliates                              (61)
                                                                            --------

Earnings before taxes, effect of accounting change and fixed charges,
  excluding capitalized interest                                            $ 10,211
                                                                            ========

Fixed charges, as above                                                     $  7,807
                                                                            ========

Ratio of earnings to fixed charges                                              1.31
                                                                            ========

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                     $  7,807

Add:  Interest on deposits                                                     4,758
                                                                            --------

Total fixed charges and interest on deposits                                $ 12,565
                                                                            ========

Earnings before taxes, effect of accounting change and fixed charges,
excluding capitalized interest, as above                                    $ 10,211

Add:  Interest on deposits                                                     4,758
                                                                            --------

Total earnings before taxes, effect of accounting change,
  fixed charges and interest on deposits                                    $ 14,969
                                                                            ========

Ratio of earnings to fixed charges                                              1.19
                                                                            ========
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(a)  The proportion deemed representative of the interest factor.